[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.1

GILEAD WORLD MARKETS, LTD.-PHARMACHEM TECHNOLOGIES

(GRAND BAHAMA), LTD.

TENOFOVIR DISOPROXIL FUMARATE MANUFACTURING SUPPLY AGREEMENT

THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THE FOLLOWING:

THIS SUPPLY AGREEMENT (“Agreement”) is entered into as of July 17, 2003, by and between PharmaChem Technologies (Grand Bahama), Ltd., a Commonwealth of the Bahamas company (“PharmaChem”) having its principal place of business at [ * ] Freeport, Grand Bahama, Commonwealth of The Bahamas, , and Gilead World Markets, Ltd., a company operating under the laws of the Cayman Islands (“GWM”) having its principal place of business at Queensgate House, South Church Street, PO Box 1234GT, Grand Cayman. PharmaChem and GWM may be referred to individually as a “Party” and collectively as the “Parties” in this Agreement.

WHEREAS, PharmaChem is a known manufacturer of active pharmaceutical ingredients with expertise in cGMP manufacturing, and GWM and its designees manufacture and market pharmaceutical products for human use, including tenofovir disoproxil fumarate 300 mg known as Viread® (“Finished Product”);

WHEREAS, PharmaChem and GWM desire to establish mutually agreeable terms for the commercial supply of bulk tenofovir disoproxil fumarate (“Product”) as an active pharmaceutical ingredient by PharmaChem to GWM.

WHEREAS, the Parties’ obligations under this Agreement are subject to the condition precedent of the Closing of the acquisition by PharmaChem [ * ] of the plant located in [ * ] Freeport, Grand Bahama, (the “Plant”) within and not later than August 31st, 2003 (the business day immediately after the date of Closing of the acquisition of the Plant is hereinafter defined as the “Effective Date”).

NOW, THEREFORE, in consideration of (i) PharmaChem’s agreement to manufacture and supply Product to GWM for the monetary amounts set forth in this Agreement; (ii) the promises, covenants, agreements and other valuable consideration hereinafter set forth, and intending to be legally bound, the Parties hereby, subject to the fulfillment of the condition precedent of the acquisition of the Plant as described in the recitals above, agree as follows:

1.

AGREEMENT ACCEPTANCE: PharmaChem has read and understands this Agreement and understands that it will govern PharmaChem’s written acceptance of any order for or delivery of Product. All terms and conditions with respect to an order for Product proposed by PharmaChem or GWM that are different from or in addition to this Agreement (including without limitation any such terms in the General Sales Conditions of PharmaChem or the General Purchase Conditions of GWM) and are not agreed to in writing by both Parties are hereby expressly rejected and shall not become a part of this Agreement or such order.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

GWM has read and understands this Agreement and will purchase the Product manufactured by PharmaChem and pay for the supply of the Product in accordance with the terms and provisions of this Agreement. Any delivery of Product after the Effective Date of this Agreement shall be governed by the terms of this Agreement. Any modifications to this Agreement shall, prior to their implementation, be mutually agreed upon by the Parties hereto and shall be made in accordance with Section 27. The Parties agree and acknowledge that, as expressly contemplated by this Agreement, certain of the Parties’ rights may be exercised by, and certain of the Parties’ obligations may be fulfilled by, corporate entities that control, are controlled by, or are under common control with the respective Party (such Party’s “Affiliates”).

2.	TERM: The term of this Agreement shall begin as of the Effective Date, and shall remain in effect until December 31, [ * ] (the “Initial Term”), and thereafter for subsequent automatic [ * ] renewal terms (each a “Renewal Term”), unless terminated by either Party effective at the end of the Initial Term or any Renewal Term by at least [ * ] prior written notice or unless earlier terminated according to Section 12 “Termination” of this Agreement.

3.	SUPPLY: During the term of this Agreement, PharmaChem will manufacture Product for GWM for use in manufacture of Finished Product. During the term of this Agreement, PharmaChem is obligated to manufacture Product at the location and in the quantities set forth herein. PharmaChem will not manufacture or supply Product to any person or entity other than GWM without GWM’s prior written consent.

a)	Facility: PharmaChem will manufacture the Product for GWM only at its facility located at [ * ] Freeport , Grand Bahama, Bahamas, or such other facilities as the Parties agree to in writing (collectively, the “Facility”). GWM has inspected the Facility and has acknowledged, based upon information in its possession as of the Effective Date, that the Facility appears to be appropriate for the purposes of manufacturing the Products.

b)	Minimum Quantities: During the Initial Term and any Renewal Term GWM will purchase and PharmaChem will deliver at least the quantities of Product set forth in Exhibit A. Failure in any year by GWM to purchase the required quantities will result in [ * ] an amount equal to the [ * ] the [ * ], the invoice for which will be [ * ]. For clarity, Regulatory Terminations shall not be deemed to be breaches of GWM’s obligations under this Section 3(b).

c)	Forecasting: On the first day of [ * ] will provide to PharmaChem the projected need for Product for [ * ] period commencing [ * ] from the date the forecast is to be provided. The quantities indicated in the [ * ] period of the [ * ] projection will be an affirmative obligation for GWM to purchase, and an affirmative obligation for PharmaChem to supply Product within the limits of [ * ]. The quantities indicated in the [ * ] period of the [ * ] projection will be considered as a forecast only.

d)	Acceptance: PharmaChem will respond to each purchase order received from GWM (“GWM Purchase Order”) within [ * ] calendar days of receipt. The response shall include PharmaChem’s inability to comply with, or confirmation of the delivery dates and quantities set forth in the GWM Purchase Order.

e)	Failure to Supply: If PharmaChem is unable to supply sufficient quantities of the Product to meet either its minimum obligations under Section 3(b), or should either Party perceive

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

that a shortfall in delivery of Product by PharmaChem is likely to occur for any reason, the Parties will discuss appropriate steps to alleviate such a shortfall [ * ] GWM will have the right [ * ]. Any quantities [ * ] to meet such a shortfall shall be [ * ] and [ * ] in which the shortfall occurs. If GWM must [ * ] PharmaChem shall be liable for any costs beyond the prices applicable pursuant to Exhibit B for the shortfall quantity, but limited to a total cost of not more than [ * ] of such applicable prices. Repeated shortfalls may be considered a material breach of this Agreement, as described in section 12 of this Agreement.

f)	Delay: If release and/or shipment of any quantity is delayed after PharmaChem has accepted an order, through the fault of PharmaChem, by more than [ * ], the quantity shall be considered a shortfall, and treated as above in Section 3(e). If such delay is caused by the fault of GWM, GWM will make [ * ] to remediate the fault as soon as reasonably practicable, however, after (30) days from the date of expected release and/or shipment, PharmaChem shall be entitled to issue the relevant invoice(s) in any case.

4.	GOOD MANUFACTURING PRACTICES. PharmaChem will manufacture all Product in accordance with, as then in effect, all laws, rules and regulations applicable in the U.S., the European Union (“EU”) and its member states, The Bahamas, and other countries in which the Finished Product is or is intended to be clinically tested or marketed pertaining to the manufacture, use, storage, handling, testing and transport and disposal of pharmaceutical products and materials, which laws, rules and regulations are applicable to PharmaChem’s activities with the Product, including without limitation (i) the U.S. Food, Drug and Cosmetics Act, as amended, (ii) the Federal Public Health Service Act, (iii) then-current good manufacturing practices (“cGMP”) as established by the United States Food and Drug Administration (“FDA”) or the European Medicines Evaluation Agency (“EMEA”) or regulatory authorities in such other countries of member states of the EU for the manufacture of pharmaceutical materials, and (iv) ICH Q7A Guideline (collectively, “Legal Requirements”). Each Party will promptly notify the other of any new instructions or specifications required by applicable Legal Requirements and will confer with each other with respect to the best means to comply with such requirements and will allocate any costs of implementing such changes on an equitable basis. Upon written request of GWM, PharmaChem will permit representatives of GWM to observe such manufacture, or any government inspection of PharmaChem’s manufacturing process for the Product, at mutually agreeable times and, PharmaChem will permit GWM to inspect copies of PharmaChem’s manufacturing records, including its batch records, for the purposes of assuring product quality and compliance with agreed-upon manufacturing procedures.

5.

MANUFACTURING PROCESS: GWM will make available to PharmaChem [ * ] all such know-how, information, and technical assistance that is necessary for PharmaChem to manufacture the Product to the standards set by GWM or as stated in any current New Drug Applications for Finished Product filed in the U.S., any current Marketing Authorization Application filed for Finished Product in the EU, or any equivalents thereof in other jurisdictions (collectively, “Regulatory Approval Applications” or “RAAs”), as will be more precisely described by GWM in writing to PharmaChem before the start of manufacturing of the Product. PharmaChem will manufacture the Product in conformance with the specifications (the “Specifications”), as set forth in the RAAs, as amended and the Gilead Contract Manufacturing Manual for Product that is in effect on the Effective Date of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

this Agreement, and as thereafter amended (the “Contract Manufacturing Manual”), and according to the manufacturing process description as set forth in the RAAs and the Contract Manufacturing Manual.

6.	RAW MATERIALS: PharmaChem will use raw materials in the manufacture of Product that conform to the specifications set forth in the Contract Manufacturing Manual (the “Raw Material Specifications”), and PharmaChem will verify such conformance in accordance with the testing standards and procedures specified therein. PharmaChem will facilitate changes to the Raw Material Specifications that are necessary or appropriate in light of FDA, EMEA or other regulatory requirements. PharmaChem shall not be liable under this Agreement for any Product that fails to conform to the Specifications if the raw materials used meet the Raw Material Specifications and such non-conformity is due to the inadequacy of the Raw Material Specifications.

7.	CHANGE IN MANUFACTURING PROCESS: PharmaChem will obtain GWM’s prior written approval before implementing any planned change (including substantial improvements) in the materials, equipment, process, raw material suppliers, analytical methods, or procedures used to manufacture the Product that would constitute a major change under cGMP, would impact the validation status of the process, or may be interpreted to be noncompliant with the manufacturing process set forth in the RAAs or the Contract Manufacturing Manual. PharmaChem will disclose all proposed changes in such manufacturing materials, equipment, process, or procedure to GWM at a level reasonably sufficient to enable GWM to practice such changed manufacturing process. GWM will notify PharmaChem in writing with reasonable notice of any change (including substantial improvements) in the materials, equipment, process, raw material suppliers, analytical methods, specifications, or procedures to be used in the manufacture of the Product whether such changes are to be reflected as updates to the Contract Manufacturing Manual or otherwise, and PharmaChem will implement within a reasonable time as agreed by the Parties. PharmaChem will provide GWM with an authentic copy of the current Master Batch Record for the preparation of the Product.

[ * ] will bear any increased costs of implementing any amendment or change of whatever nature to the procedures or specifications described in the RAAs or the Contract Manufacturing Manual as they exist on the Effective Date of this Agreement, as well as any extra costs resulting from the implementation of such change, through an [ * ] which the Parties will negotiate in good faith.

8.	PROCESS IMPROVEMENTS:

a) [ * ] \will communicate promptly to [ * ] any idea or substantial improvement (patented or unpatented) made or developed by [ * ] solely or jointly with [ * ] employees or agents arising from its activities under this Agreement and relating to the processing, manufacture or testing of the Product (“Improvement”).

b) [ * ] shall own all right, title and interest in and to Improvements [ * ].

c) [ * ] shall own all right, title and interest in and to Improvements [ * ]. [ * ] shall [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

d) [ * ] shall own all right, title and interest in and to Improvements [ * ]. [ * ] hereby grants to [ * ] a worldwide royalty-free exclusive sublicensable license limited to processing, manufacturing and testing the Product and any structurally related [ * ] pharmaceutical compound. If [ * ] engages another contract manufacturer for the processing, manufacturing or testing of the Product or of structurally related GWM pharmaceutical compounds, [ * ] may disclose and sublicense such Improvements to such contract manufacturer solely for the purpose of processing, manufacturing or testing the applicable GWM pharmaceutical compound(s), and the Parties [ * ].

e) Right, title and interest in and to Improvements not covered by Sections 6(b), (c) or (d) shall be as follows: if such an Improvement is invented solely by agents and employees of one Party, such Party shall solely own such Improvement; if such an Improvement is invented jointly by agents and employees of both Parties, the Parties shall jointly own such Improvement with the right to sublicense without the consent of the other Party and with no duty of accounting to each other.

9.	QUALITY CONTROL SAMPLE AND DOCUMENTATION: PharmaChem will manufacture the Product at all times in strict conformance with the Specifications, and PharmaChem will verify such conformance in accordance with the testing procedures specified in the Specifications and the Standard Test Methods as set forth in the Contract Manufacturing Manual. Prior to the delivery of any batch of Product, PharmaChem will provide GWM with (i) a quality control sample of such batch to be held by GWM for analytical reference, (ii) written confirmation that PharmaChem’s quality assurance unit has reviewed and approved the relevant batch records (“Certificate of Compliance”), and (iii) a Certificate of Analysis confirming that such batch meets Specifications ((i), (ii) and (iii) collectively being the “Quality Documentation”). PharmaChem will conduct quality control sampling in accordance with the most current Drug Substance Sampling/Testing Plan contained in the Contract Manufacturing Manual, unless otherwise specified by GWM in writing.

10.	QUANTITY AND PRICE: Subject to adjustment as provided in this Agreement, GWM will pay to PharmaChem the prices pursuant to Exhibit B. Using Exhibit B, “Invoice” price is set on [ * ] of each calendar year for the subsequent calendar year.

If, due to market conditions, the cost of a raw material purchased by PharmaChem for manufacture of Product increases or decreases by [ * ] of the cost therefor upon which the then-current applicable Product price quote was based, the Parties will [ * ].

If there are either alternative raw materials sources or arrangements identified by PharmaChem or Improvements, in each case that materially reduce the Product manufacturing cost, that are mutually agreed to be implemented in accordance with Section 7, the Parties will [ * ], on the principle that [ * ].

11.	DELIVERY, SHIPPING, BILLING AND PAYMENT:

a) Delivery: Unless otherwise agreed by the Parties in writing, PharmaChem will deliver all shipments [ * ] (Incoterms 2000)], provided, however, that [ * ] shall be responsible for the [ * ] (the “Carrier”) [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

b) Shipment: PharmaChem in cooperation with the Carrier, but under GWM and Carrier’s sole responsibility, will provide all necessary assistance in order to package and ship the Products in accordance with PharmaChem’s customary practices for pharmaceutical compounds, unless otherwise specified by GWM. PharmaChem and the Carrier will ship Product pursuant to written instructions provided by GWM to PharmaChem or in a GWM Purchase Order, to a facility of GWM, or a GWM designee (each such facility, a “GWM Location”), and in such quantities as designated by GWM on the GWM Purchase Order, material transfer request, or by subsequent written instruction given by GWM. PharmaChem will give its assistance to the Carrier in order to make sure that such Product is shipped no later than the latest of (i) within [ * ] calendar days of receipt of such shipping instructions from GWM, and (ii) the date shipment must be made in order to achieve receipt as set forth in the applicable GWM Purchase Order. [ * ]

c) Invoices: All invoices from PharmaChem to GWM covering Product delivered to GWM shall be stated, and GWM will make all payments due to PharmaChem in [ * ] by wire transfer to the PharmaChem bank account notified in writing by PharmaChem from time to time. PharmaChem will issue invoices upon completion of the batches and issuance of the applicable quality control sample(s) in accordance with Section 9. GWM will pay PharmaChem’s invoice not later than [ * ] calendar days following the later of (i) the receipt of the applicable invoice, or (ii) receipt of the Certificate of Analysis and Certificate of Compliance. Any invoiced amount that is not paid within [ * ] calendar days of its due date shall be assessed a late payment fee at the rate of [ * ] or the maximum rate permitted by applicable law with respect to such obligations, whichever is less.

12.	TERMINATION:

a) Either Party may terminate this Agreement for a material breach by the other Party. A material breach may be encountered if either Party: (a) repudiates or breaches a [ * ] of this Agreement; or (b) fails to perform payments or services or deliver goods as provided in this Agreement. A Party may terminate this Agreement under this Section 12 by giving the breaching Party written notice, specifying the circumstances of the breach, including the provisions of this Agreement that are breached (“Notice”). The breaching Party, if such a breach has indeed occurred, has [ * ] calendar days from receipt of such Notice to cure such breach of this Agreement.

If the breach has not been cured at the end of the [ * ] day period or if the breaching Party is not making [ * ] to cure such breach, then, upon immediate Notice to the breaching Party, the breaching Party shall be in default and the non-breaching Party may terminate this Agreement. If the breaching Party is making diligent, good faith efforts to cure such breach up until the end of the [ * ] day period, the breaching Party shall be granted an additional [ * ] day period to cure said breach so long as it continues to use diligent, good faith efforts to cure such breach. Unless the termination is on the grounds of a material breach resulting [ * ], GWM will purchase raw material and intermediates at PharmaChem’s actual cost and inventories of the Product at the purchase price then in effect according to provisions of Appendix B hereto as amended during the performance of this Agreement. Otherwise, GWM shall have the right, but not the obligation, to purchase such raw materials, intermediates and inventories of the Product pursuant to Section 10 as GWM may determine in its sole

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

discretion. For clarity, but without limitation on other contract damages that may be available in the event of a material breach by a party, in the event the termination is on grounds of [ * ] during the Initial Term, GWM shall pay to PharmaChem [ * ].

b) If either Party becomes bankrupt, the other Party may, with immediate Notice to the first Party, terminate the Agreement with no liabilities whatsoever, subject to relevant legislation and provisions herein contained.

c) GWM may terminate this Agreement in whole or in part at any time by giving [ * ] days written notice to PharmaChem, if GWM, in its sole discretion, determines that [ * ], or if any [ * ] a [ * ] on [ * ] or [ * ] of the [ * ] or [ * ] of [ * ] (each, a “Regulatory Termination”). GWM may terminate this Agreement if any [ * ] that regulates [ * ] any [ * ] the result of which is [ * ] the [ * ] or to [ * ] on the [ * ]. Should GWM terminate this Agreement by a Regulatory Termination:

(i) PharmaChem will take reasonable measures to cease any ongoing production and limit further expenses associated with such ongoing production;

(ii) GWM will purchase raw material and intermediates [ * ] and inventories of the Product [ * ] of this Agreement, and will reimburse PharmaChem [ * ]; and

(iii) PharmaChem will use commercially reasonable efforts [ * ] this Agreement; and

(iv) GWM will [ * ] that PharmaChem is [ * ]:

(A) if the Regulatory Termination occurs in the first year of the term of this Agreement, GWM shall [ * ];

(B) if the Regulatory Termination occurs in the second year of the term of this Agreement, GWM shall [ * ];

(C) if the Regulatory Termination occurs in the third year of the term of this Agreement, GWM shall [ * ];

(D) if the Regulatory Termination occurs in the fourth year of the term of this Agreement, GWM shall [ * ];

(E) if the Regulatory Termination occurs in the fifth year of the term of this Agreement, GWM shall [ * ].

[ * ].

d) Except as otherwise set forth in this Agreement, termination of this Agreement shall not release any Party hereto from any payment, liability or other obligation existing at the date of termination.

13.

LIMITED WARRANTY: PharmaChem warrants that Product delivered hereunder will (i) be manufactured in accordance with Legal Requirements, (ii) be manufactured in accordance with the agreed-upon manufacturing procedures described in the master batch records supplied to GWM in accordance with the provisions of Section 7, as may be modified and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

disclosed to GWM in accordance with the provisions of Section 7, (iii) be manufactured in accordance with and conform to the then-applicable Specifications, and (iv) meet the requirements for pharmaceutical commercial use as set forth in all Legal Requirements. GWM’s remedies and PharmaChem’s liability with respect to this warranty are set forth in Sections 3(e), 3(f), 12(a), 14, 16 and 17. These warranties are the only warranties made by PharmaChem with respect to Product delivered hereunder, and may only be modified or amended by a written instrument signed by a duly authorized officer of PharmaChem and accepted by GWM. THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION 13 ARE THE EXCLUSIVE WARRANTIES MADE BY PHARMACHEM UNDER THIS AGREEMENT OR ANY PURCHASE ORDER GOVERNED BY THIS AGREEMENT, IN LIEU OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IF ANY PRODUCT FAILS TO CONFORM TO THE WARRANTIES IN THIS SECTION 13, PHARMACHEM’S EXCLUSIVE OBLIGATION AND GWM’S (OR GWM’S AFFILIATES’) EXCLUSIVE REMEDY (SUBJECT TO SECTIONS 3(E), 3(F), 12(A), 16 AND 17) SHALL BE AS SET FORTH IN SECTION 14. Nothing in this Section 13 is intended as a limitation of PharmaChem’s defense and indemnification obligations pursuant to Section 16 or the recall obligations of PharmaChem under Section 17.

14.	ACCEPTANCE AND REJECTION: GWM may reject Product delivered by PharmaChem for failure to comply with the warranties in Section 13 by giving PharmaChem written notice. Any rejection for noncompliance with such warranties that is based on shall be made within thirty (30) days of GWM’s receipt of the Quality Documentation, as such period may be reasonably extended by notice from GWM in the event of investigation of a potential deviation by GWM. GWM will be deemed to have accepted any shipment of Product that it does not reject consistent with the preceding timeframe. In case of notice of rejection by GWM, the Parties will cooperate to determine whether rejection was necessary or justified. PharmaChem will notify GWM promptly as to whether it accepts GWM’s basis for any rejection. If the Parties disagree whether the Product batch did not comply with the warranties, they will submit a sample of such Product batch and applicable documentation to a mutually acceptable independent third party laboratory. Such third party laboratory will determine whether such Product batch conforms with the warranties, and such determination shall be final, binding and determinative as to whether rejection of such Product batch was justified. The Party against whom the third party tester rules will bear all costs of the third party testing. If GWM has given notice of rejection, at GWM’s request PharmaChem will use best efforts to replace such rejected Product. If the third party tester rules that a rejected batch meets the warranties, GWM will purchase such batch, irrespective of whether PharmaChem has already replaced it. If PharmaChem accepts GWM’s basis for rejection or the third party tester rules that a rejected batch did not meet the warranties, PharmaChem will not charge GWM for such batch or for shipping, insurance or freight costs therefor, or will promptly refund any such amounts already paid by GWM. At its election, [ * ], until and unless it is finally determined that the batch complied with the warranties in Section 13.

15.

INDEMNIFICATION BY GWM: GWM will defend, indemnify, hold harmless PharmaChem, PharmaChem’s directors, officers, employees and agents, PharmaChem’s Affiliates, and the directors, officers, employees and agents of any PharmaChem Affiliate (the “PharmaChem Indemnitees”) from and against any and all losses, liabilities, judgments, damages, costs, reasonable fees, and expenses, including reasonable attorneys’ fees (collectively, “Losses”) resulting from third party claim, demand, action, suit or

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proceeding (collectively, “Third Party Claim”) arising out of (i) the [ * ] (ii) possession, use, transformation, or sale of the Product by any person other than a PharmaChem Indemnitee, (iii) manufacture, use, offer for sale, sale and distribution of Finished Product by GWM, its Affiliates, sublicensees or distributors, or (iv) any negligent or wrongful act or omission of GWM or any GWM Indemnitee relating to this Agreement, including without limiting the generality of the foregoing any Losses whatsoever with respect to Third Party Claims of death or injury to person or damage to property, provided that PharmaChem provides GWM with prompt notice of any such Third Party Claim and the exclusive ability to defend (with the reasonable cooperation of PharmaChem) or settle any such Third Party Claim, except to the extent that GWM has a right of indemnification or defense with respect to any such Loss or Third Party Claim pursuant to Section 16.

16.	INDEMNIFICATION BY PHARMACHEM: PharmaChem will defend, indemnify, hold harmless GWM and GWM’s directors, officers, employees and agents, and the directors, officers, employees and agents of any GWM parent, subsidiary, or related company (the “GWM Indemnitees”) from and against any and all Losses resulting from any Third Party Claim arising out of (i) PharmaChem’s manufacture of Product that fails to comply with the limited warranties set forth in Section 13 of this Agreement, (ii) the transportation, storage or use of the Product by PharmaChem while the Product is in its control, or (iii) any negligent or wrongful act or omission of PharmaChem or any PharmaChem Indemnitee relating to this Agreement, including without limiting the generality of the foregoing any Losses whatsoever with respect to Third Party Claims of death or injury to person or damage to property, provided that GWM provides PharmaChem with prompt notice of any such Third Party Claim and the exclusive ability to defend (with the reasonable cooperation of GWM) or settle any such Third Party Claim, except to the extent that PharmaChem has a right of indemnification or defense with respect to any such Loss or Third Party Claim pursuant to Section 15.

17.	RECALLS AND ADVERSE EVENTS: If there is a recall or there are adverse events for Product that may be related to the processing, manufacture or testing of Product by PharmaChem, PharmaChem will provide at GWM’s cost any assistance reasonably requested by GWM in connection with such recall or adverse events. If Product is recalled due to a breach of the warranty in Section 13, PharmaChem shall be responsible for out-of-pocket expenses reasonably incurred in connection with such recall or seizure including loss of Finished Product, notification, transportation, destruction expenses and replacement costs, [ * ].

18.	NO IMPLIED LICENSES: No right, express or implied, is granted by this Agreement to either Party to use in any manner the name of the other or any other trade name or trademark or other intellectual property rights of the other in connection with the performance of the work covered by this Agreement.

19.	INDEPENDENT CONTRACTORS: Each Party hereto will act as an independent contractor and nothing in this Agreement shall be construed as to give either Party the authority to act for, bind, or commit the other Party in any way whatsoever.

20.	FORCE MAJEURE: Neither Party shall be liable for failure to perform or for delay in performing any of its obligations under this Agreement, if such failure or delay is caused by

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

lack of supply of materials or services through no fault of such Party, an act of God, riot, fire, explosion, flood, hostilities of war, executive legislation or administrative order, or other conditions reasonably beyond the control of such Party, provided that the Party experiencing the delay promptly notifies the other Party of the delay and uses and continues to use best efforts to overcome such cause; and provided further, that if such cause continues for a period of [ * ] and is not overcome by the Party whose performance is affected, the Party not subject to the force majeure may [ * ] from the date of expiration of such period, except [ * ]. Specifically excluded from causes covered by the preceding sentence is any interference, caused by [ * ] or [ * ], of the ability of PharmaChem to perform any of its obligations. PharmaChem will inform GWM of such interference, its extent and duration, without delay. Any interference with PharmaChem’s performance its obligations for more than [ * ] caused by [ * ] or [ * ], shall constitute a shortfall, as per Sections 3(e) and 3(f) of this Agreement.

21.	NONASSIGNABILITY: Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that GWM may make such an assignment or transfer without PharmaChem’s consent to GWM’s Affiliates or to a successor to substantially all of the business of GWM relating to the Product, whether in a merger, sale of stock, sale of assets, exclusive license, or other similar transaction, provided that any such assignee or transferee (which is not an Affiliate) will have to accept in writing this Agreement and all the obligations of GWM set forth herein, including, without limitation, Section 3 of this Agreement. GWM will use commercially reasonable efforts to notify PharmaChem at least [ * ] in advance of any such assignment or transfer, or, if not practicable, as soon as reasonably practicable. Any assignment or transfer or attempted assignment or transfer by either Party in violation of the terms of this Section 21 shall be null and void and of no legal effect. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators, and assigns of the Parties hereto.

22.	GOVERNING LAW: This Agreement is made in accordance with and shall be governed by and construed, interpreted, enforced, and applied under the laws of [ * ], excluding its choice of law rules and excluding the United Nations’ Convention on Contracts for the Sale of Goods. Should any part of this Agreement be in conflict with any applicable law, all other provisions of this order shall remain in force and the Parties hereto will mutually and in good faith modify the invalid or unenforceable provisions so as to maintain essentially the spirit hereof and the original will of the Parties.

23.	SEVERABILITY: If any term of this Agreement is held to be invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, such term shall be deemed modified or deleted, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and the valid or enforceable portion thereof and the remaining terms of this Agreement will remain in full force and effect, unless the invalid or unenforceable provisions are of such essential importance to this Agreement that it is reasonably assumed that the Parties would not have entered into this Agreement without the invalid terms.

24.	WAREHOUSING: After ownership of the Product has transferred to GWM and upon agreement by both Parties, PharmaChem will hold supplies of the Product at the Facility [ * ],

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

until further shipping instructions are available from GWM. Storage of the Product shall be in accordance with Legal Requirements. [ * ] shall bear the cost of any insurance against loss of the Product while it is maintained at the Facility. GWM will make all appropriate efforts to move the Product from the Facility in a reasonable period of time.

25.	NOTICES: All notices under this Agreement shall be in writing and shall be delivered personally, sent for next day delivery by internationally recognized courier service or transmitted by facsimile (transmission confirmed), with confirmation by next day delivery by an internationally recognized courier service, to the following addresses and facsimiles of the respective Parties or such other address or facsimile as is notified pursuant to this Section 25:

If to GWM: Gilead World Markets, Ltd. Queensgate House South Church Street PO Box 1234GT Grand Cayman Attention: Gregg H. Alton, Director Facsimile: [ * ]	With a copy to: Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA Attention: Associate Director, Chemical Manufacturing Facsimile: [ * ]

If to PharmaChem: PharmaChem Technologies (Grand Bahama) Limited [ * ] Freeport, Grand Bahama, Commonwealth of The Bahamas Attention: Managing Director Facsimile: [ * ]	With a copy to: [ * ]

26.

CONFIDENTIALITY: “Confidential Information” means all proprietary or confidential information, data, know-how, results, trade secrets, techniques, inventions, ideas, process, formulas, drawings, or diagrams disclosed by one Party to the other Party in the course of negotiating or performing under this Agreement or any purchase order governed thereby, whether or not marked or identified as confidential or proprietary, and other confidential information disclosed under the Confidential Disclosure Agreement[ * ] between Gilead Sciences, Inc. and a PharmaChem Affiliate, except for any such information that (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, its employees or contractors in breach hereof, generally known or available; (ii) is known by the receiving Party at the time of receiving such information, as evidenced by its contemporaneous written records; (iii) is hereafter furnished to the receiving Party by a Third Party, as a matter of right, without breach of any confidentiality obligation, and without restriction on disclosure; or (iv) is independently developed by the receiving Party without reference to such Confidential Information, as shown by independent, contemporaneous, written records. During the term this Agreement is in effect [ * ], each Party will maintain all Confidential Information of the other Party received by it under this Agreement in confidence and, without prior written permission of the other Party, shall not disclose any such

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Confidential Information of the other Party to any third party or use any such Confidential Information for any purposes or to an extent other than as necessary or permitted for performance under this Agreement. The Parties shall disclose Confidential Information of the other Party only to its employees, agents, consultants, Affiliates, or sublicensees who need such information for performance under this Agreement and who are subject to binding obligations to hold in confidence and not make use of such Confidential Information of the other Party for any purpose other than those permitted by this Agreement, that are at least as restrictive as those of this Section 26. Each Party will protect the confidentiality of the other Party’s Confidential Information using the same standard of care as it uses to protect its own confidential information of a similar nature, but no less than reasonable care. Each Party will notify the other Party promptly upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party.

Notwithstanding any other provision of this Agreement, each Party (or its Affiliate, if applicable) may disclose Confidential Information if such disclosure: (i) is in response to a valid order of a court or other governmental body of the United States or a foreign country, or any political subdivision thereof; provided, however, that the receiving Party shall first have given notice to the other Party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued; (ii) is otherwise required by governmental law, rule or regulation, including without limitation rules or regulations of the U.S. Securities and Exchange Commission, or by rules of the National Association of Securities Dealers; provided, however, that the receiving Party shall first (A) have given notice to the other Party hereto in order to allow such Party the opportunity to seek confidential treatment of the Confidential Information, and (B) reasonably cooperated in such efforts; or (iii) is otherwise necessary to prosecute or defend litigation, comply with applicable governmental regulations (including in making regulatory filings for Finished Product), make governmental patent or regulatory filings, or otherwise enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary for such enforcement.

Upon expiration or termination of this Agreement, each Party will, at the other Party’s election, promptly return or destroy all Confidential Information received by it from the other Party and shall certify in writing to such other Party the completion thereof.

27.	ENTIRE AGREEMENT; AMENDMENTS: This Agreement together with the attachments, exhibits, or supplements specifically referenced in this Agreement constitutes the entire, final, complete, and exclusive agreement between the Parties and supersedes all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement. This Agreement may not be modified, amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by a duly authorized representative of each Party. SUBJECT TO SUCH AMENDMENT, THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT CONSTITUTE THE FINAL, COMPLETE, EXCLUSIVE AND ENTIRE AGREEMENT BETWEEN GWM AND PHARMACHEM WITH RESPECT TO THE SUBJECT MATTER HEREOF. ANY TERM OR CONDITION IN ANY SEPARATE AGREEMENT OR CONFIRMATION, PURCHASE ORDER, OR OTHER DOCUMENT FURNISHED BY GWM OR PHARMACHEM THAT IS IN ANY WAY INCONSISTENT WITH THE TERMS SET FORTH IN THIS AGREEMENT IS HEREBY EXPRESSLY REJECTED.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

28.	INSURANCE: Each Party will maintain at is own cost insurance policies with respect to its activities and obligations under this Agreement that are commercially reasonable as to terms, coverage and coverage limits in view of the scope of such Party’s activities and obligations under this Agreement. At the other Party’s request, each Party will supply certificates of insurance evidencing such coverages.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

29.	SURVIVAL: The provisions of Sections 8 and 12 through 29 shall survive the termination or expiration of this Agreement.

The Parties have entered into this Agreement as of the Effective Date by their duly authorized representatives.

GILEAD WORLD MARKETS, LTD.

By:	/s/ Mark Perry

Name:	Mark Perry

Date:	July 17, 2003

Title:	Executive Vice President, Operations

PHARMACHEM TECHNOLOGIES (GRAND BAHAMA), LTD.

By:	/s/ Pedro Stefanutti

Name:	Pedro Stefanutti

Date:	July 26, 2003

Title:	Director

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

Product Minimum Purchase Quantities

The table below sets forth GWM’s minimum Product purchase obligations for the stated calendar years for Product for commercial use, provided that GWM, by written notice to PharmaChem on or before [ * ] shall have the right to [ * ] obligations to the levels stated in the table in Exhibit B:

Calendar Year	Minimum GWM Purchase
2004	[ * ]
2005	[ * ]
2006	[ * ]
2007	[ * ]
2008	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B:

Product Price

The price of Product delivered in accordance with the Agreement will be [ * ].

If GWM provides written notice to PharmaChem on or before [ * ] for the calendar years listed in the table below are [ * ] then all Product for which purchase orders are submitted under the Agreement on or after the date of such written request will be [ * ]:

Calendar Year	Minimum GWM Purchase
2006	[ * ]
2007	[ * ]
2008	[ * ]

.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.